Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

CHRISTOPHER & BANKS CORPORATION REPORTS
SECOND QUARTER FISCAL 2019 FINANCIAL RESULTS

- Net Sales of $83.4 million reflecting 4.1% comparable sales decrease -
- Adjusted EBITDA* Improved Through Gross Margin Rate Expansion and Lower SG&A -
- Comparable Sales in the Third Quarter-to-Date Running Positive Mid-Single Digits -

Minneapolis, MN, September 10, 2019 - Christopher & Banks Corporation (OTC: CBKC), a specialty women’s apparel retailer, today reported results for the second quarter ended August 3, 2019.

Keri Jones, President and Chief Executive Officer, commented, “Our second quarter results reflect meaningful progress on our initiatives to drive improved bottom line performance. The $1.4 million year over year improvement in Adjusted EBITDA* reflects a combination of a higher gross margin rate and lower SG&A as we continue to drive merchandise margin expansion, advance our real estate optimization strategies and benefit from our cost reduction initiatives. While our top line initiatives have been slower to take hold, we are very pleased to see positive comparable sales for the third quarter-to-date in both brick and mortar stores, and in our eCommerce channel. We are confident that we are on the right path to delivering improved sales performance based on the continuation of higher conversion rates, increased full-price sell-through and the growth we experienced in new and reactivated customers during the second quarter. Based on current trends, we are confident that we have more than sufficient cash resources and liquidity to implement our strategies and effectuate the turnaround of the business.”

Results for the Second Quarter Ended August 3, 2019

•
Net sales totaled $83.4 million, a decrease of 4.5%, while operating on average 456 stores. This compares to $87.4 million in net sales for the second quarter of Fiscal 2018, while operating on average 462 stores.

•	Comparable sales declined 4.1% following a 0.8% decrease in the same period last year.

•
Gross margin rate was 29.3%, as compared to 28.5% in last year's second quarter. The 88 basis point increase was due primarily to a 148 basis point increase in merchandise margin, partially offset by higher shipping costs related to our ship from store initiative.

•
Selling, general & administrative expenses (“SG&A”) decreased by 6.5% to $27.8 million. The decrease was primarily due to lower medical expenses for compensation, medical benefits, professional services, and eCommerce, and the sale of a claim regarding credit card interchange fees. As a percent of net sales, SG&A decreased approximately 69 basis points to 33.3%.

•	Net loss totaled $5.9 million, or ($0.16) per share, compared to a net loss for the prior year's second quarter of $7.4 million, or ($0.20) per share.

•	Excluding impairment charges related to long-lived assets and lease termination fees, adjusted loss per share**, a non-GAAP measure, was ($0.15).

•	Adjusted EBITDA*, a non-GAAP measure, was ($3.1) million, compared to ($4.5) million for the same period last year.

Balance Sheet Highlights and Capital Expenditures
Cash and cash-equivalents totaled $2.2 million, with outstanding borrowings of $3.5 million and net availability of revolving credit loans under the Credit Facility of approximately $21.8 million at August 3, 2019.

Total inventory was $48.7 million at the end of the second quarter as compared to $40.2 million at the end of the second quarter last year, an increase of 21.2%. The increase was related to a pull forward of merchandise to mitigate anticipated tariff increases and to support our expanded pant program. The composition of inventory is healthy with aged inventory levels well below last year as the Company heads into the peak selling season.

Capital expenditures for the second quarter of Fiscal 2019 were $0.4 million compared to $0.8 million in last year’s second quarter. Capital expenditures in the second quarter primarily reflect expenditures to support new stores and investments in technology associated with eCommerce initiatives and merchandising capabilities.

The Company repurchased 141,752 shares for approximately $16,000 during the second quarter of Fiscal 2019

Fiscal 2019 Outlook
Ms. Jones continued, “Based on the strong top line results quarter-to-date, we are maintaining our financial guidance for the fiscal year.”

For the full year of Fiscal 2019, the Company expects:

•
Net sales to be flat to up 2% as the result of expanded omni-channel capabilities, enhancements to the overall product assortment, and more impactful marketing promotions intended to drive customer file growth;

•
Gross margin expansion of 100 to 200 basis points as a result of improved inventory management including supply chain and omni-channel initiatives, greater disciplines around promotions and the continued reduction of occupancy costs; the gross margin guidance reflects the impact of recently announced tariffs;

•	SG&A as a percentage of sales to decline 100 to 150 basis points due to ongoing cost reduction initiatives; and

•	To end the fiscal year with positive cash and no outstanding borrowings under its Credit Facility.

______________________
*Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as Net income (loss), adjusted for Income tax provision (benefit); Other income; Interest expense, net; Depreciation and Amortization; Impairment of long-lived assets; and certain discretionary items. Please see “Non-GAAP Measures” below and reconciliations of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

**Adjusted loss per share is a non-GAAP financial measure. The Company defines Adjusted loss per share as GAAP loss per share adjusted for certain discretionary items as outlined in the reconciliation of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

Conference Call Information
The Company will discuss its second quarter Fiscal 2019 results in a conference call scheduled for today, September 10, 2019, at 8:30 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 705-6003 or (201) 493-6725 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call. The conference call will be simultaneously broadcast live over the Internet at http://www.christopherandbanks.com. An online archive of the broadcast will be available within approximately one hour of the completion of the call and will be accessible at http://www.christopherandbanks.com for thirty days. In addition, an audio replay of the call will be available shortly after its conclusion and will be archived until September 17, 2019. This call may be accessed by dialing 1-844-512-2921 and using the passcode 13693975.

Non-GAAP Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release contains non-GAAP financial measures, Adjusted EBITDA and adjusted loss per share. The presentation of these non-GAAP measures is not in accordance with GAAP, and should not be considered superior to or as a substitute for net income or net loss, or any other measure of performance derived in accordance with GAAP. The Company believes the inclusion of these non-GAAP measures provides useful supplemental information to investors regarding the underlying performance of the Company’s business operations, especially when comparing such results to previous periods. These non-GAAP measures are not an alternative for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to its most directly comparable GAAP measure as provided in the tables below.

About Christopher & Banks
Christopher & Banks Corporation is a Minneapolis-based national specialty retailer featuring exclusively designed privately branded women’s apparel and accessories. As of September 10, 2019, the Company operates 455 stores in 44 states consisting of 310 MPW stores, 80 Outlet stores, 34 Christopher & Banks stores, and 31 stores in its women’s plus size clothing division CJ Banks. The Company also operates the www.christopherandbanks.com eCommerce website.

Forward-Looking Statements
Certain statements in this press release and in our upcoming earnings conference call may constitute forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to certain events that could have an effect on our future performance. The forward-looking statements relate to expectations concerning matters that are not historical facts and may use the words “will”, "expect", "anticipate", "plan", "intend", "project", "believe", “should”, "drive" "in order to" and similar expressions. Except for historical information, matters discussed in this press release or on our earnings conference call may be considered forward-looking statements.

These forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company's future performance and financial results to differ materially from those expressed or implied by the forward-looking statements. We cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, be achieved or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, those factors described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our latest annual report on Form 10-K and in our subsequent Form 10-Q Reports. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

COMPANY CONTACT:
Richard Bundy
Senior Vice President, Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:
Jean Fontana
ICR, Inc.
(646) 277-1214

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 3,	August 4,	August 3,	August 4,
	2019	2018	2019	2018
Net sales	$83,443	$87,418	$166,663	$173,319
Merchandise, buying and occupancy costs	58,969	62,546	116,575	121,103
Gross profit	24,474	24,872	50,088	52,216
Other Operating Expenses:
Selling, general and administrative	27,754	29,675	56,942	59,422
Depreciation and amortization	2,199	2,518	4,581	5,334
Impairment of long-lived assets	311	—	311	—
Total other operating expenses	30,264	32,193	61,834	64,756
Operating loss	(5,790)	(7,321)	(11,746)	(12,540)
Interest expense, net	(111)	(42)	(267)	(99)
Loss before income taxes	(5,901)	(7,363)	(12,013)	(12,639)
Income tax provision	40	63	80	106
Net loss	$(5,941)	$(7,426)	$(12,093)	$(12,745)

Basic loss per share:
Net loss	$(0.16)	$(0.20)	$(0.32)	$(0.34)
Basic shares outstanding	37,440	37,458	37,686	37,381

Diluted loss per share:
Net loss	$(0.16)	$(0.20)	$(0.32)	$(0.34)
Diluted shares outstanding	37,440	37,458	37,686	37,381

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	August 3,	August 4,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$2,242	$23,114
Accounts receivable	3,471	3,508
Merchandise inventories	48,718	40,184
Prepaid expenses and other current assets	3,894	4,263
Income taxes receivable	294	218
Total current assets	58,619	71,287
Non-current assets:
Property, equipment and improvements, net	27,925	38,383
Operating lease assets	121,782	—
Deferred income taxes	499	597
Other assets	668	1,213
Total non-current assets	150,874	40,193
Total assets	$209,493	$111,480

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27,098	$23,689
Short-term borrowings	3,450	—
Current portion of long-term lease liabilities	28,258	—
Accrued salaries, wages and related expenses	5,139	5,045
Accrued liabilities and other current liabilities	19,507	19,655
Total current liabilities	83,452	48,389

Non-current liabilities:
Deferred lease incentives	—	7,023
Long-term lease liabilities	111,968	6,459
Other non-current liabilities	2,013	9,372
Total non-current liabilities	113,981	22,854

Stockholders' equity:
Common stock	451	481
Additional paid-in capital	129,118	128,236
Retained earnings	(4,634)	24,231
Common stock held in treasury	(112,875)	(112,711)
Total stockholders' equity	12,060	40,237
Total liabilities and stockholders' equity	$209,493	$111,480

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Twenty-Six Weeks Ended
	August 3,	August 4,
	2019	2018
Cash flows from operating activities:
Net loss	$(12,093)	$(12,745)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,581	5,334
Impairment of long-lived assets	311	—
Amortization of financing costs	30	31
Lease costs	12,867	—
Deferred lease-related liabilities	—	(486)
Stock-based compensation expense	413	604
Changes in operating assets and liabilities:
Accounts receivable	(704)	(882)
Merchandise inventories	(7,680)	1,178
Prepaid expenses and other assets	(505)	(1,579)
Income taxes receivable	(26)	(46)
Accounts payable	9,286	3,021
Accrued liabilities	(2,964)	(5,757)
Lease liabilities	(13,634)	—
Other liabilities	(230)	(59)
Net cash used in operating activities	(10,348)	(11,386)

Cash flows from investing activities:
Purchases of property, equipment and improvements	(996)	(1,722)
Proceeds from sale of assets	—	13,329
Net cash (used in) provided by investing activities	(996)	11,607

Cash flows from financing activities:
Shares redeemed for payroll taxes	(5)	(13)
Proceeds from short-term borrowings	12,650	9,100
Payments of short-term borrowings	(9,200)	(9,100)
Payments of deferred financing costs	—	(171)
Acquisition of common stock held in treasury, at cost	(98)	—
Net cash provided by (used in) financing activities	3,347	(184)

Net decrease in cash and cash equivalents	(7,997)	37
Cash and cash equivalents at beginning of period	10,239	23,077
Cash and cash equivalents at end of period	$2,242	$23,114

Supplemental cash flow information:
Interest paid	$267	$100
Income taxes paid	$198	$130
Accrued purchases of equipment and improvements	$98	$143

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

The following table reconciles from Net loss in accordance with generally accepted accounting principles (GAAP) to Adjusted EBITDA, a non-GAAP measure, for the thirteen and twenty-six weeks ended August 3, 2019 and August 4, 2018:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 3,	August 4,	August 3,	August 4,
	2019	2018	2019	2018
Net loss on a GAAP basis	$(5,941)	$(7,426)	$(12,093)	$(12,745)
Income tax benefit	40	63	80	106
Interest expense, net	(111)	(42)	(267)	(99)
Depreciation & amortization	2,199	2,518	4,581	5,334
Impairment of long-lived assets	311	—	311	—
Lease termination fees and other related costs, net	144	—	144	161
Executive severance	—	310	396	310
Adjusted EBITDA	$(3,136)	$(4,493)	$(6,314)	$(6,735)

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF LOSS PER SHARE (UNAUDITED)
(in thousands, except per share amounts)

The following table reconciles Net loss per share in accordance with GAAP to adjusted net loss per share, on a non-GAAP basis, for the thirteen and twenty-six weeks ended August 3, 2019 and August 4, 2018:

	Thirteen Weeks Ended
	August 3,			August 4,
	2019			2018
	Pretax	Net of tax	Per share amounts	Pretax	Net of tax	Per share amounts
GAAP net loss per share			$(0.16)			$(0.20)
Adjustments
Impairment of long-lived assets	311	309	0.01	—	—	0.00
Lease termination fees and other related costs, net	144	143	0.00	—	—	0.00
Executive severance	—	—	0.00	310	307	0.01
Adjusted loss per share			$(0.15)			$(0.19)

	Twenty-Six Weeks Ended
	August 3,			August 4,
	2019			2018
	Pretax	Net of tax	Per share amounts	Pretax	Net of tax	Per share amounts
GAAP net loss per share			$(0.32)			$(0.34)
Adjustments
Impairment of long-lived assets	311	309	0.01	—	—	0.00
Lease termination fees and other related costs, net	144	143	0.00	161	160	0.00
Executive severance	396	393	0.01	310	307	0.01
Adjusted loss per share			$(0.30)			$(0.33)